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                                                                     EXHIBIT 4.2

                                  AMENDMENT TO

                         POOLING AND SERVICING AGREEMENT

         THIS AMENDMENT (the "Amendment") to the Pooling and Servicing Agreement set forth in Schedule I attached hereto, and hereby made a part hereof (the "Agreement"), is made as of the 19th day of January, 1999, by The Money Store Inc., as Servicer, and the Trustee under the Agreement set forth in Schedule I.

         WHEREAS, The Money Store Inc., the Originators and the Trustee (as set forth in Schedule I) entered into the Agreement on the date set forth in
Schedule I;

         WHEREAS, Section 13.02 of the Agreement provides, inter alia, that the Agreement may be amended from time to time by the Servicer and the Trustees by written agreement, upon the prior written consent of the Certificate Insurer, to cure any ambiguity, to correct or supplement any provisions in the Agreement, or to make any other provisions with respect to matters or questions arising under the Agreement which shall not be inconsistent with the provisions of the Agreement; provided, that the Trustee is first delivered an Opinion of Counsel opining that such amendment does not adversely affect the interests of any Certificateholder in any material respect or any other party; and

         WHEREAS, the Servicer and the Trustee deems it to be in their mutual best interests to amend the Agreement as set forth herein;

         NOW THEREFORE, for good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned hereby agree as follows:

         1. Definitions. Capitalized terms used but not defined in this Amendment have the meanings ascribed to them in the Agreement.

         2. Opinion of Counsel. The Servicer hereby acknowledges delivery of the Opinion of Counsel to the Trustee, opining substantially to the effect that the amendments to the Agreement described in this Amendment do not adversely affect the interests of any Certificateholder in any material respect.

         3. Consent of Certificate Insurer. The undersigned hereby acknowledges receipt of the Consent of the Certificate Insurer, set forth below, consenting to the amendment to the Agreement contemplated in this Amendment.

         4. Amendment to Agreement. The Agreement is hereby amended by adding the section set forth in Exhibit A attached hereto, and hereby made a part


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thereof, which cures ambiguities and makes provisions with respect to matters arising in connection with the Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date first above written.


THE SERVICER                                    The Money Store Inc.,
                                                as Servicer for The Money Store
                                                Home Equity Trust 1997-B.


                           By:                  /s/ Robert L. Anderson
                                                --------------------------------
                           Name:                    Robert L. Anderson
                           Title:                   Senior Vice President


THE TRUSTEE                                     The Bank of New York, as
                                                Trustee for The Money Store Home
                                                Equity Trust 1997-B.


                           By:                  /s/ Robert Muller
                                                --------------------------------
                           Name:                    Robert Muller
                           Title:                   Assistant Vice President


THE CERTIFICATE                                 MBIA Insurance Corporation
INSURER

                           By:                  /s/ John D. Lohrs
                                                --------------------------------
                           Name:                    John D. Lohrs
                           Title:                   Managing Director



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                                                                       EXHIBIT A

                                TEXT OF AMENDMENT


             "Section 13.16. Securities Filings.

 The Servicer and/or the Representative shall:

         (a) prepare and file on behalf of the Trust Fund with the Securities and Exchange Commission and any exchange, and execute on behalf of the Trust Fund, registration statements, and annual, quarterly and current reports, including any amendments thereto, under applicable federal securities laws;

         (b) take any action on behalf of the Trust Fund with respect to applicable state securities laws and prepare, file and execute on behalf of the Trust Fund any documents pursuant to such laws; and

         (c) take any other actions necessary or desirable to carry out any of the foregoing activities."


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                                   SCHEDULE I
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                    Trust                                                 Agreement                                 Trustee
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
The Money Store Home Equity Trust 1997-B       Pooling and Servicing Agreement, dated as of May 31, 1997,      Bank of New York
                                               among The Money Store Inc., the Originators and The Bank of
                                               New York, as Trustee.

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